THIRD AMENDMENT DATED
                            AS OF APRIL 8, 1996
                            TO CREDIT AGREEMENT
                         DATED AS OF JUNE 16, 1993


         THIS AMENDMENT, dated as of April 8, 1996, is entered into among ANDREW CORPORATION, a Delaware corporation (the "Company"), the various financial institutions parties hereto (collectively, the "Lenders"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("BAI"), as agent ("Agent"), for the Lenders.

                                 R E C I T A L S:

         A. The Company, the Agent and the Lenders have entered into a Credit Agreement, dated as of June 16, 1993, as amended by a First Amendment thereto dated as of August 15, 1994 and a Second Amendment thereto dated September 29, 1995 (said Credit Agreement, as heretofore and hereby amended, shall hereinafter be referred to as the "Agreement"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

         B. The Agreement currently permits the Company to designate one or more of its Subsidiaries as a "Borrower" under the Agreement.

         C. The Company has requested the Agent and the Required Lenders to amend the Agreement to (i) increase the Commitment Amount and (ii) permit the Company to designate certain joint ventures in which the Company is participating in Russia and elsewhere as a "Borrower" under the Agreement.

         D. With respect to clause (ii) of Recital C above, the Agent and the Required Lenders are willing to permit each such joint venture to become "Borrower" under the Agreement on the following conditions: (i) BAI shall be the only Lender to make Loans to such joint ventures; (ii) upon default by a joint venture under any Loan, such Loan shall immediately, and without further action by the Agent or any other Person, be deemed to constitute a Loan of the same Type of the Company made by BAI in which each Lender participates in the amount of each Lender's Percentage as if the Company was the Borrower on the date of such Loan; (iii) the Company guaranties the Loans to the joint ventures and indemnifies and holds the Lenders harmless from any claims arising in connection therewith; and (iv) the Company acts as agent for such joint ventures in dealing with the Agent and BAI; and the Company has agreed to assume such risks and agency responsibility as provided herein.

         E. The Company, the Agent and the Required Lenders wish to amend the Agreement to increase the Commitment Amount and to revise the definition of Borrower to allow each such joint venture to become a Borrower on the conditions contained herein and to otherwise amend certain provisions of the Agreement.

         F.  Therefore, the parties hereto agree as follows:

         1. RECITALS. The Recitals to this Amendment are hereby incorporated into this Amendment and made a part hereof.

         2.  AMENDMENTS TO THE AGREEMENT.

                  2.1 Recital. The first recital of the Agreement is hereby amended as of the date hereof by deleting the dollar amount $50,000,000" appearing therein and substituting "$75,000,000" therefor.

                  2.2 Recital. Clause (b) of the third Recital of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and substituting the following therefor:

                  "(b) for general corporate purposes and working capital purposes of the Company, its Subsidiaries and the Designated Joint Ventures".

                  2.3 Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended as of the date hereof by (i) amending and restating the definitions of "Commitment Amount", "Commitment Termination Event", "Designation Letter" and "Stated Maturity Date" in their entirety and
         (ii) adding the following additional definitions in alphabetical order:

                  "Adjusted Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule I hereto.

                  "BAI" means Bank of America Illinois, and its successors and assigns.

                  "Commitment Amount" means on any date, $75,000,000 (in Dollars and/or Dollar Equivalent), as such amount may be reduced from time to time pursuant to Section 2.2.1, less any Loans outstanding to any Designated Joint Venture.

                  "Commitment Termination Event" means

                           (a) the occurrence of any Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Company, any Designated Entity or any Subsidiary; or

                           (b) the occurrence and continuance of any other Event of Default and either
                                    (i)  the declaration of the Loans to be due
                           and payable pursuant to Section 8.3, or

                                    (ii) in the absence of such declaration, the
                           giving of notice by the Agent, acting at the direction of (i) the Required Lenders, in the case of Loans to a Borrower which is not a Designated Joint Venture, or (ii) BAI only, in the case of Loans to a Borrower which is a Designated Joint Venture, to the Company, that the Commitment or Designated Joint Venture Commitment, as applicable, has been terminated.

                  "Designated Entity" means either a Designated Subsidiary or Designated Joint Venture, as applicable.

                  "Designated Joint Venture" means a Joint Venture or other joint venture identified in a Designation Letter and acceptable to the Agent and BAI.

                  "Designated Joint Venture Commitment" means, as to BAI, BAI's obligation to make Loans pursuant to Section 2.1.1 to a Designated Joint Venture.

                  "Designated Joint Venture Commitment Amount" means
         $32,500,000.

                  "Designation Letter" means in the case of a Designated Subsidiary, a letter in the form of Exhibit E signed by an Authorized Officer of the Company and each Designated Subsidiary identified therein, and in the case of a Designated Joint Venture, a letter in the form of Exhibit E-1 signed by an Authorized Officer of the Company.

                  "Joint Venture" means each of (i) The Russian-American Joint Stock Company for Long Distance Communication Systems ("RASCOM"), (ii) Russian-American Joint Venture METROCOM Closed Joint Stock Company ("METROCOM") and (iii) Russian-American Joint Venture MACOMNET Limited Liability Company ("MACOMNET").

                  "Note" means a promissory note of the Company or other applicable Borrower payable to any Lender in the form of (i) Exhibit A hereto in the case of a Borrower other than a Designated Joint Venture and (ii) Exhibit A-1 hereto in the case of a Designated Joint Venture with respect to Eurodollar Rate Loans or Reference Rate Loans, as each such promissory note may be amended, or otherwise modified from time to time, evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "Person" means any natural person, corporation, partnership, firm, joint venture, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Required Lenders" means, (1) with respect to matters affecting all the Lenders and not strictly related to a Loan to a Designated Joint Venture, (a) at any time that there are three (3) Lenders, any two (2) Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, any two (2) Lenders having at least 51% of the Commitments and (b) at all other times, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments, and (2) with respect to matters strictly related to a Designated Joint Venture or Loan thereto, BAI.

                  "Stated Maturity Date" means, (a) with respect to a Borrower other than a Designated Joint Venture, March 31, 1999, or as extended, if extended pursuant to Section 2.2.2, and (b) with respect to a Borrower who is a Designated Joint Venture, March 31, 1997."

                  2.4 Global Amendment - Designated Subsidiary. All references in the Agreement (other than Section 1.1) to "Designated Subsidiary" are hereby deleted as of the date hereof and a reference to "Designated Entity" substituted therefor.

                  2.5 Section 2.1.1 of the Agreement. Section 2.1.1 of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and substituting the following therefor:

                  "SECTION 2.1.1 Commitment of Each Lender. From time to time on any Banking Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any Type, the "Loans") to a Borrower (other than a Designated Joint Venture) equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by such Borrower to be made on such day until the outstanding Loans made by BAI to all Borrowers (including all Designated Joint Ventures) equal $37,500,000, after which time each Lender other than BAI will make Loans to a Borrower (other than a Designated Joint Venture) equal to its Adjusted Percentage of the aggregate amount of the Borrowing requested by such Borrower to be made on such date. BAI further agrees, from time to time on any Banking Day prior to the Commitment Termination Date for Loans to Designated Joint Ventures, to make Loans to a Designated Joint Venture equal to the lesser of (a) the Designated Joint Venture Commitment Amount or (b) $37,500,000 less the amount of Loans made by BAI outstanding to any Borrower. Eurocurrency Rate Loans shall be made in a currency which is not a Designated Currency only with the consent of all Lenders. Only BAI will make Loans to a Designated Joint Venture and such Loans may only be Eurodollar Rate Loans and Reference Rate Loans. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Commitment" and the Commitment of BAI to lend to Designated Joint Ventures described in this Section 2.1.1 is referred to as the "Designated Joint Venture Commitment". On the terms and subject to the conditions hereof, each Borrower may from time to time borrow, repay and reborrow Loans made to it."

                  2.6 Section 2.1.2 of the Agreement. Section 2.1.2 of the Agreement is hereby amended as of the date hereof by replacing the period at the end of clause (c) thereof with ";or" and adding the following clause (d) thereto:

                  "(d) after giving effect thereto, the aggregate outstanding principal amount of all Loans of BAI to all Designated Joint Ventures would exceed the Designated Joint Venture Commitment Amount."

                  2.7 Section 2.2.1 of the Agreement. Section 2.2.1 of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and substituting the following therefor:

                  "SECTION 2.2.1 Reduction of Commitments. The Company may, from time to time on any Banking Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Commitment Amount or Designated Joint Venture Commitment Amount; provided, however, that the Commitment Amount shall never be less than the Designated Joint Venture Commitment Amount and provided, further, that all reductions shall require at least five (5) Banking Days' prior notice to the Agent and be permanent, and any partial reduction of the Commitment Amount or Designated Joint Venture Commitment Amount shall be in a minimum amount of $1,000,000 (in Dollars and/or Dollar Equivalent) and in an integral multiple of $1,000,000 (in Dollars and/or Dollar Equivalent)."

                  2.8 Section 2.3 of the Agreement. Section 2.3 of the Agreement is hereby amended as of the date hereof by (i) inserting the following proviso at the end of the first sentence thereof and (ii) inserting the phrase "or BAI, as applicable," after the word "Lender" the first time it appears in the third sentence thereof:

                  "provided, however, that only an Authorized Corporate Official of the Company may request Eurodollar Rate Loans or Reference Rate Loans only on behalf of a Borrower which is a Designated Joint Venture".


                  2.9 Section 2.4 of the Agreement. Section 2.4 of the Agreement is hereby amended as of the date hereof by adding the following proviso at the end of the first sentence thereof:

                  "provided, further, that only an Authorized Corporate Official of the Company, on behalf of a Borrower which is a Designated Joint Venture, may continue such Borrower's Reference Rate Loans or Eurodollar Rate Loans as such Loans or convert such Loans into a Eurodollar Loan or Reference Rate Loan, as applicable."

                  2.10 Section 2.7 of the Agreement. Section 2.7 of the Agreement is hereby amended as of the date hereof by (i) adding the parenthetical "(other than a Borrower which is a Designated Joint Venture)" after the word Borrower the first time it appears therein and (ii) adding the following new sentence after the first sentence thereof:

                  "BAI's Loans to a Designated Joint Venture shall be evidenced by a Note made by such Borrower payable to the order of BAI in a maximum principal amount equal to the face amount of the applicable Note."

                  2.11 Section 3.1(b) of the Agreement. Section 3.1(b) of the Agreement is hereby amended as of the date hereof by restating it in its entirety as follows:

                  "(b) shall, on each date when any reduction in the Commitment Amount or Designated Joint Venture Commitment Amount, as applicable, shall become effective, including pursuant to Section 2.2.1, (i) in the case of a Loan to a Borrower not constituting a Designated Joint Venture, make a mandatory prepayment of all Loans to such Borrower such that the aggregate amount of prepayments made by all Borrowers (other than Designated Joint Ventures) shall be equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans to all Borrowers (other than Designated Joint Ventures) over the Commitment Amount as so reduced; and (ii) in the case of a Loan to a Designated Joint Venture, make a mandatory prepayment of all Loans to such Borrower such that the aggregate amount of prepayments made by all Designated Joint Ventures shall be equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans to all Designated Joint Ventures over the Designated Joint Venture Commitment Amount as so reduced; and".

                  2.12 Section 3.1 of the Agreement. Section 3.1 of the Agreement is hereby amended as of the date hereof by deleting the reference therein to "Section 4.4" and substituting a reference to "Section 4.5" therefor.

                  2.13 Sections 3.1 of the Agreement. Section 3.1 of the Agreement is hereby amended as of the date hereof by adding the following new
Section 3.1.1 thereto:

                  "SECTION 3.1.1 Mandatory Prepayment. If (i) the aggregate amount of Loans outstanding to all Designated Joint Ventures is less than the Designated Joint Venture Commitment Amount, (ii) the aggregate outstanding amount of Loans made by BAI equals $37,500,000, (iii) the Company, on behalf of a Designated Joint Venture, requests a Loan from BAI in an amount equal to all or a portion of the unused Designated Joint Venture Commitment Amount, and (iv) all conditions to Borrowing are met, then the Company agrees immediately to prepay and cause all other Borrowers (other than Designated Joint Ventures) to prepay such Loans (other than Loans to Designated Joint Ventures) in such an amount so as to enable BAI to make the requested Loan to the Designated Joint Venture up to the amount of the Designated Joint Venture Commitment Amount. Each such mandatory prepayment shall be accompanied by all accrued and unpaid interest, together with any charges required by Section 4.5."

                  2.14 Section 3.2.1(a) of the Agreement. Section 3.2.1(a) of the Agreement is hereby amended as of the date hereof by adding the following proviso before the period therein:

                  "provided, however, that Reference Rate Loans to a Borrower which is a Designated Joint Venture shall accrue and bear interest until maturity at rate per annum equal to the Alternate Reference Rate from time to time in effect plus (i) (A) in the case of such Loans to METROCOM, if the outstanding principal amount of all Loans to METROCOM is less than or equal to $6,382,000, 5% per annum; (B) in the case of such Loans to MACOMNET, if the outstanding principal amount of all Loans to MACOMNET is less than or equal to $7,350,000, 6% per annum; or
         (C) in the case of such Loans to RASCOM, if the outstanding principal amount of all Loans to RASCOM is less than or equal to $3,668,000, 3.75% per annum; and (ii) on the outstanding principal amount of such Loans in excess of the principal amount specified above for such Designated Joint Venture, 8.50% per annum."

                  2.15 Section 3.2.1(b) of the Agreement. Section 3.2.1(b) of the Agreement is hereby amended as of the date hereof by adding the following proviso before the period therein:

                  "provided, however, that Eurodollar Rate Loans to a Borrower which is a Designated Joint Venture shall accrue and bear interest, during each Interest Period applicable thereto, at a rate per annum equal to the Interbank Rate (Reserve Adjusted) for such Interest Period plus (i)(A) in the case of such Loans to METROCOM, if the outstanding principal amount of all Loans to METROCOM is less than or equal to $6,382.000, 5% per annum; (B) in the case of such Loans to MACOMNET, if the outstanding principal amount of all Loans to MACOMNET is less than or equal to $7,350,000, 6% per annum; or (C) in the case of such Loans to RASCOM, if the outstanding principal amount of all Loans to RASCOM is less than or equal to $3,668,000, 3.75% per annum; and (ii) in the case of such Loans in excess of the amount specified above for all Loans to such Designated Joint Venture, 8.50% per annum".

                  2.16 Section 3.2.3(b) of the Agreement. Section 3.2.3(b) of the Agreement is hereby amended as of the date hereof by adding the phrase "Designated Joint Venture Commitment Amount, as applicable", after the phrase "Commitment Amount" appearing therein.

                  2.17 Section 3.3.1 of the Agreement. Section 3.3.1 of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  "SECTION 3.3.1 Facility Fee. The Company agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of any Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date, a facility fee at the rate of fifteen hundredths of one-percent (.15%) per annum on such Lender's Percentage of the Commitment Amount plus any Loans outstanding to any Designated Joint Venture. Such facility fees shall be payable by the Company in arrears on each Quarterly Payment Date, commencing with the first such day following August 15, 1994, and on the Commitment Termination Date for the period then ending."

         2.18 Section 4.7 of the Agreement. The first sentence of Section 4.7 of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

                  "Unless otherwise expressly provided, all payments by a Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by such Borrower to the Agent for the account of (a) if no Event of Default shall have occurred and be continuing, such Lenders and their Loans as shall be directed by the Borrower, or (b) if an Event of Default shall have occurred and be continuing (and thereby any Loans to a Designated Joint Venture are deemed to constitute Loans of the same Type to the Company pursuant to Section 8.1), each Lender in an amount equal to the product of (i) the amount of such payment times (ii) a fraction the numerator of which is the amount of Loans outstanding made by such Lender and the denominator of which is the total amount of Loans outstanding made by all the Lenders. Payments of the facility fee specified in Section 3.3.1 shall be distributed by the Agent for the account of each Lender in the amount of its Percentage thereof."

                  2.19 Section 4.8 of the Agreement. Section 4.8 of the Agreement is hereby amended as of the date hereof by (i) making the "I" in "If" at the beginning thereof lower case and (ii) adding the phrase "Except as contemplated by Section 4.7", at the beginning thereof.

                  2.20 Section 4.9 of the Agreement. Section 4.9 of the Agreement is hereby amended as of the date hereof by deleting the reference to "Section 8.1.11" appearing thereunder and substituting "Section 8.1.9" therefor.

                  2.21 Section 4.10 of the Agreement. Section 4.10 of the Agreement is hereby amended as of the date hereof by deleting the reference to "fourth recital" and substituting "third recital" therefor.

                  2.22 Sections 5.2 and 5.3 of the Agreement Sections 5.2 and
5.3 of the Agreement are hereby amended as of the date hereby by adding (i) the phrase "or BAI, as applicable" after the word "Lenders" or "Lender" each time it appears therein and (ii) the phrase "or any Designated Joint Venture" after the word "Subsidiary" or "Subsidiaries" appearing therein.

                  2.23 Section 6.1 of the Agreement. Section 6.1 of the Agreement is hereby amended as of the date here of by adding the following at the end thereof:

                  "Each Designated Joint Venture is an entity validly organized and existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, except such jurisdictions where failure to so qualify and be in good standing is not reasonably likely to have a material adverse effect on the operations or financial condition of the Designated Joint Venture taken as a whole. Each Designated Joint Venture has full power and authority and holds, and will hold, all requisite governmental consents and other approvals to enter into, deliver and perform its Obligations under its Note and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it."

                  2.24 Schedule 6.9 to the Agreement. Schedule 6.9 to the Agreement is hereby amended as of the date hereof to be in the form of Schedule
6.9 hereto.

                  2.25 Sections 6.3, 6.7, 6.10, 6.11, 7.1.2, 8.1.5, 8.1.6 and
8.1.9 of the Agreement. Sections 6.3, 6.7, 6.10, 6.11, 7.1.2, 8.1.5, 8.1.6 and
8.1.9 of the Agreement are hereby amended as of the date hereof by adding the phrase "and/or Designated Entity" immediately after the word "Subsidiaries" or "Subsidiary" each time its appears therein.

                  2.26 Section 8.1 of the Agreement. Section 8.1 of the Agreement is hereby amended as of the date hereof by (i) adding the following new clause 8.1.10 thereto and (ii) adding the following proviso at the end of
Section 8.1 with the intent that it modify Section 8.1.1 to 8.1.10 inclusive.

                  "SECTION 8.1.10. Regulatory Authority. Any domestic or foreign regulatory authority shall (i) bring any action or claim (judicial or otherwise) against any Designated Joint Venture alleging that such Designated Joint Venture is not authorized to borrow the Loans, or seeking to suspend or revoke such Designated Joint Venture's authority to borrow the Loans or (ii) bring any action or claim (judicial or otherwise) against the Agent or BAI alleging that the Agent or BAI is not authorized to make the Loans to a Designated Joint Venture, or seeking to suspend or revoke the Agent's or BAI's authority to make Loans to a Designated Joint Venture."

         Provided, however, that in the event an Event of Default occurs as a result of any event or occurrence with respect to any Designated Joint Venture and not any other Borrower, BAI, the Agent and the Lenders agree not to exercise any of their rights or remedies under Section 8.3 unless the Company (i) fails to assume or is prevented from assuming the Obligations of such defaulting Designated Joint Venture as contemplated by the third sentence of this proviso and/or (ii) otherwise fails to cure such Event of Default within two (2) Banking Days of notice thereof from BAI in a manner satisfactory to BAI, solely, in its sole discretion. If such Event of Default with respect to any Designated Joint Venture is cured in the manner specified in this proviso, such Event of Default shall be deemed to have been waived by BAI, the Agent and the Lenders and the Company shall be restored to its former position and rights hereunder (except that the Company shall be substituted as the Borrower on the Loans to the defaulting Designated Joint Venture), and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default. Upon the occurrence of any Event of Default described in this Section 8.1 with respect to a Loan to a Designated Joint Venture or upon the occurrence of an Event of Default with respect to the Company when any Loan is outstanding to a Designated Joint Venture and assuming for the purpose of this sentence the Company was the original Borrower of such Loan to such Designated Joint Venture, if such Loan would have been made to the Company because the conditions specified in Sections
5.3.1 were satisfied on the date such Loan was made to the Designated Joint Venture, as of the date of such Event of Default, the Company, the Agent, BAI and the Lenders hereby deem such Loan to such Designated Joint Venture to be a Loan of the same Type to the Company made by BAI as of the date the Loan was made to the Designated Joint Venture for all purposes of the Loan Documents without any further action on the part of the Agent, the Lenders, BAI or the Company and the Company, the Agent and the Lenders acknowledge and agree to the foregoing."

                  2.27 Sections 8.2 and 8.3 of the Agreement. Sections 8.2 and
8.3 of the Agreement are hereby deleted as of the date hereof and the following substituted therefor:

                  "SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur with respect to the Company, any Subsidiary or Designated Entity (other than a Designated Joint Venture), the Commitments (including the Designated Joint Venture Commitment) (if not theretofore terminated) shall automatically terminate and be reduced to zero and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

                  SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Company, any Subsidiary or Designated Entity, but including a bankruptcy default with respect to a Designated Joint Venture) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, in the case of Loans to Borrowers not constituting a Designated Joint Venture, and BAI only, in the case of Loans to Borrowers constituting Designated Joint Ventures, shall by notice to the Company declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (including the Designated Joint Venture Commitment) (if not theretofore terminated) to be terminated and reduced to zero, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and be reduced to zero."

                  2.28 Section 9 of the Agreement. Section 9 of the Agreement is hereby amended as of the date hereof by adding a new Section 9.8 as follows:

                           9.8 Participation in Deemed Company Loans. Upon any
                  Loan made by BAI to any Designated Joint Venture being deemed to constitute a Loan to the Company pursuant to the proviso of
                  Section 8.1, and if the amount of such Loan outstanding as of such date exceeds any Lender's Percentage thereof (assuming for purposes of this Section that all Lenders were required to make such Loan in the amount of their Percentage to the Company), the Lender holding any excess amount hereby sells and each other Lender hereby purchases such participations in the Loan as of such date as shall be necessary to cause each Lender to participate in such Loan in an amount equal to its Percentage thereof. Each of Borrower, BAI and Lender agree that any such Lender so purchasing a participation from the selling Lender pursuant to this Section shall be deemed a "Lender" for all purposes of the Loan Documents. On or before 1:00 p.m. (Chicago time) on the Banking Day such Loan to a Designated Joint Venture is deemed to constitute a Loan to the Company, each purchasing Lender shall deposit with Agent, for the account of the selling Lender, same day funds in an amount equal to its participation purchase price. Each Lender acknowledges that its obligations to purchase participations under this Section are binding notwithstanding that its Commitment to lend to any Borrower may have been terminated because of the insolvency of the Company or otherwise."

                  2.29 Section 10.1 of the Agreement. The introductory phrase and clauses (a) and (b) of Section 10.1 of the Agreement are hereby deleted as of the date hereof and the following substituted therefor:

                  "SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Lenders in the case of Loans to a Borrower other than a Designated Joint Venture, or BAI only, in the case of Loans to a Designated Joint Venture; provided, however, that no such amendment, modification or waiver which would:

                           (a) modify any requirement hereunder that any
                  particular action be taken by all the Lenders, by the Required Lenders or BAI, as applicable, shall be effective unless consented to by each Lender or BAI, as applicable;

                           (b) modify this Section 10.1, change the definition
                  of "Required Lenders", increase the Commitment Amount, Designated Joint Venture Commitment Amount or the Percentage of any Lender (except pursuant to assignments in accordance with Section 10.11), reduce any fees described in Article III, or extend the Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note except that the Designated Joint Venture Commitment Amount shall only be increased upon the exclusive consent of BAI;..."

                  2.30 Schedule I of the Agreement. Schedule I of the Agreement is hereby amended as of the date hereof to be in the form of Schedule I hereto.

                  2.31 Exhibits A-1 and E-1 to the Agreement. The Agreement is hereby amended as of the date hereof to add Exhibits A-1 and E-1 thereto in the form of Exhibits A-1 and E-1 hereto.

                  2.32 Exhibits A and C to the Agreement. Exhibits A and C to the Agreement are hereby amended as of the date hereof to be in the form of Exhibits A and C hereto.

         3. WARRANTIES. To induce the Agent and the Lenders to enter into this Amendment, the Company warrants that:

                  3.1 Authorization. The Company and each Designated Joint Venture is duly authorized to execute and deliver this Amendment, the Guaranty, the Replacement Notes (hereafter defined) and the Notes, as applicable, and each is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby, the Guaranty, the Replacement Notes and the Notes, as applicable.

                  3.2 No Conflicts. The execution and delivery of this Amendment, the Guaranty, the Replacement Notes and the Notes by the Company and any Designated Joint Venture, as applicable, and the performance by the Company or such Designated Joint Venture of their respective obligations under the Agreement, as amended hereby, the Guaranty, the Replacement Notes and the Notes do not and will not conflict with any provision of law or of the organizational documents of the Company or such Designated Joint Venture or of any agreement binding upon the Company or such Designated Joint Venture.

                  3.3 Validity and Binding Effect. The Agreement, as amended hereby, the Guaranty, the Replacement Notes and the Notes are a legal, valid and binding obligation of the Company and each Designated Joint Venture party thereto, enforceable against the Company or such Designated Joint Venture in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         4. CONDITIONS PRECEDENT. The amendments contemplated by Section 2 hereof are subject to the prior or concurrent satisfaction of the conditions precedent specified in Sections 4.1 and 4.3 through 4.5 inclusive and the obligation of BAI to fund the Initial Borrowing of any Designated Joint Venture then borrowing is subject to the satisfaction of the conditions specified in Sections 4.2 through 4.6 inclusive.

                  4.1 Amendment Documentation. The Company shall have delivered to the Agent (with sufficient copies for each Lender) all of the following, each duly executed and dated the closing date hereof, in form and substance satisfactory to the Agent:

                  (a)  Amendment.  Counterparts of this Amendment duly executed by the Company and the Lenders;

                  (b) Replacement Notes. A promissory note of the Company (collectively, the "Replacement Notes") for each Lender, substantially in the form set forth as Exhibit A hereto.

                  Upon receipt of its Replacement Note, each Lender will: (i) record the aggregate unpaid principal amount of its Note dated June 16, 1993 (collectively, the "Original Note") issued under the Agreement in its records or, at its option, on the schedule attached to its Replacement Note as the aggregate unpaid principal amount of its Replacement Note; (ii) mark the Original Note as replaced by the Replacement Note; and (iii) return the Original Note to the Company upon the Company's request. Thereafter, all references in the Agreement and any and all instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith to the Original Notes shall be deemed references to the Replacement Notes. The replacement of the Original Notes with the Replacement Notes shall not be construed to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, the Original Notes outstanding at the time of replacement;

                  (c) Resolutions, etc. A certificate of the secretary or assistant secretary of the Company as to:

                           (i) resolutions of the Board of Directors of the
                  Company then in full force and effect authorizing the execution, delivery and performance of this Amendment, the Replacement Notes and the Guaranty and authorizing the borrowings under the Agreement, as amended hereby;

                           (ii) all documents evidencing other corporate action
                  necessary for the execution, delivery and performance of this Amendment, the Replacement Notes and the Guaranty by the Company;

                           (iii) all approvals or consents, if any, with respect
                  to this Amendment, the Replacement Notes and the Guaranty; and

                           (iv) the incumbency and specimen signatures of the
                  Company's officers authorized to sign this Amendment, the Replacement Notes the Guaranty and each other document to be executed by the Company,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the secretary or assistant secretary of the Company canceling or amending such prior certificate;

                  (d) Opinion of Counsel. An opinion addressed to the Agent and all Lenders, from Gardner, Carton & Douglas, counsel to the Company, substantially in the form of Exhibit I hereto;

                  (e) Guaranty. A Guaranty, duly executed by the Company, of the obligations of each Designated Joint Venture under the Agreement and the Notes of such Designated Joint Venture;

                  (f) Certificate. A certificate of the Treasurer of the Company as to, among other things, the matters set out in Sections 4.3 and 4.4 hereof; and

                  (g) Other. Such other documents as the Agent may reasonably request.

                  4.2 Initial Loan to Designated Joint Venture. The Company shall have delivered to the Agent all of the following, each duly executed and dated on or before the date of the initial Borrowing of each Designated Joint Venture then borrowing, in form and substance satisfactory to the Agent and BAI:

                  (a) Designated Joint Venture Notes. The Notes, for the account of BAI, of each Designated Joint Venture then borrowing, duly executed and delivered by such Designated Joint Venture;

                  (b) Authorizations and Approvals. Authenticated copies of all such governmental authorizations, consents, approvals, and licenses as may be required under applicable law and regulations for the Company and for each Designated Joint Venture then borrowing to make and perform its Notes and to borrow and (in the case of the Company) guaranty Loans under the Agreement;

                  (c) Authorities. A copy, duly certified by the appropriate officer of each such Designated Joint Venture of (i) the resolutions or similar action of such Designated Joint Venture's Board of Directors or similar governing body authorizing the execution and delivery of the Note of such Designated Joint Venture and authorizing the borrowings thereunder, (ii) all documents evidencing other necessary action, and (iii) all approvals or consents, if any, with respect to such Designated Joint Venture;

                  (d) Incumbency. A certificate of the appropriate officer of each such Designated Joint Venture certifying the names of such Designated Joint Venture's officers authorized to sign the Note of such Designated Joint Venture and all other documents or certificates to be delivered to the Agent or BAI, together with the true signatures of such officers;

                  (e) Designated Joint Venture Certificate. A certificate of an appropriate officer of each such Designated Joint Venture then borrowing certifying that all governmental authorizations, consents, approvals and licenses as may be required under applicable law and regulations for such Designated Joint Venture to make and perform its Notes and borrow under the Agreement have been obtained and are in full force and effect;

                  (f) Certificate. A certificate of the Treasurer of the Company, as to, among other things, the matters set out in Section 4.3 and 4.4 hereof;

                  (g) Opinion of Counsel. Such opinions of counsel addressed to the Agent and all Lenders from counsel to the Company as the Agent may reasonably request;

                  (h) Designation Letter. A Designation Letter in the form of Exhibit E-1 for each Designated Joint Venture borrowing at such time for BAI; and

                  (i) Other. Such other documents as the Agent and BAI may reasonably request.

                  4.3 No Default. As of the closing date of this Amendment and at the time of any Loan to a Designated Joint Venture, no Default shall have occurred and be continuing.

                  4.4 Warranties. As of the closing date of this Amendment and at the time of any Loan to a Designated Joint Venture, the warranties in Article VI of the Agreement and in Section 3 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

                  4.5 Expenses, etc. The Agent shall have received for its own account all reasonable fees, costs and expenses due and payable pursuant to
Section 10.3 of the Agreement, if then invoiced.

                  4.6 Bank Approvals. The Agent and BAI shall have obtained all governmental authorizations, consents, approvals and licenses as may be required under applicable law and regulations to make Loans to any Designated Joint Venture then borrowing.

         5.       GENERAL.

                  5.1 Payments. In consideration of the Company's guaranty of all Loans to any Designated Joint Venture, the Company shall be entitled to receive (subject to receipt by the Agent, on behalf of BAI) prior to the occurrence of a Default, a portion of each payment of interest on each Loan other than a Special Rate Loan to a Designated Joint Venture in an amount equal to the excess, if any, of the amount of interest paid by the applicable Designated Joint Venture on its Note evidencing Loans other than Special Rate Loans over the sum of BAI's Interest Component (as defined below) for each day in the period in respect of which such interest is being paid by such Designated Joint Venture.

                  As used herein in this Section 5.1, BAI's Interest Component means, for any day, the aggregate amount for BAI for all Loans to all Designated Joint Ventures of the amount of interest that would have accrued on the unpaid principal amount of such Loans on such day if interest had been calculated at a rate per annum equal to the sum of (a) in the case of Eurodollar Rate Loans (i) the Interbank Rate (Reserve Adjusted) determined for an Interest Period beginning on the date of the applicable Loan under the applicable Note and ending on the following interest payment date under such Note, and thereafter for an Interest Period beginning on each interest payment date under such Note and ending on the following interest payment date under such Note, plus (ii) a margin of 0.25% and (b) in the case of Reference Rate Loans (i) the Alternate Reference Rate from time to time in effect beginning on the date of the applicable Loan under the applicable Note plus (ii) a margin of 0%. Upon the occurrence of a Default, the Agent and BAI shall have no obligation to make any payments to the Company pursuant to this Section 5.1.

                  5.2 Expenses. The Company agrees to pay the Agent upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and paralegals may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment, the Replacement Notes and any document required to be furnished herewith.

                  5.3 Law. THIS AMENDMENT AND THE REPLACEMENT NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                  5.4 Successors. This Amendment shall be binding upon the Company, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Company, the Agent and the Lenders and the successors and assigns of the Agent and Lenders.

                  5.5 Confirmation of the Agreement. The Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  5.6 References to the Agreement. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement, as amended hereby.

                  5.7 Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  5.8 Controlling Document. The parties hereto acknowledge and agree that the executed English language counterparts of this Amendment and all schedules and exhibits thereto and of all documents delivered in connection herewith or therewith shall control in the event of any conflict between the language or provisions of such counterpart or document and any Russian or other language translation thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                                           ANDREW CORPORATION

                                           By: /s/ M.J. Gittelman
                                              -------------------
                                                Title:  Treasurer

                                               BANK OF AMERICA ILLINOIS,
                                                 as a Lender

                                           By: /s/ Barbara A. Hamel
                                              ---------------------
                                                Title: Senior Vice President

                                               BANK OF AMERICA ILLINOIS,
                                                as Agent

                                           By: /s/ David Johanson
                                              ---------------------
                                                Title:

                                                 ABN AMRO BANK N.V.

                                                        By:

                                                        Title:

                                                        By:

                                                        Title:

                                               THE FIRST NATIONAL BANK OF
                                                 CHICAGO

                                           By:_____________________________
                                               Title: Senior Vice President

                                           SCHEDULE I
                                    Schedule of Percentages


A.  Loans to Borrower Not a Designated Joint Venture

                                                Adjusted
           Lender                    Percentage            Percentage
    ------------------------         ----------            ----------
    Bank of America Illinois            50%                       0%
    ABN AMRO Bank N.V                   25%                      50%
    First National Bank of Chicago      25%                      50%

B.  Loans to Designated Joint Venture

           Lender                    Percentage
    ------------------------
    Bank of America Illinois           100%

                                         SCHEDULE 6.9
                                 Partnerships & Joint Ventures

                                          CERTIFICATE

         I, the undersigned, Treasurer of Andrew Corporation ("Company"), DO HEREBY CERTIFY that:

         1. The representations and warranties contained in the Third Amendment, dated as of April 8, 1996 ("Amendment") to Credit Agreement dated June 16, 1993 ("Agreement") between the Company, the Lenders and Bank of America Illinois, as agent (terms not otherwise defined herein have the same meaning herein as in the Amendment) and the Agreement are as true and correct at and as of the date hereof as through made on and as of the date hereof.

         2. No Default has occurred and is continuing, or would result from the consummation of the Amendment on this date.

         3. Except as disclosed by the Company to the Agent and the Lenders pursuant to Section 6.7:

                 (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Company, threatened against the Company, and Subsidiary or Designated Entity which might reasonably be expected to materially adversely affect the Company's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                 (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might reasonably be expected to materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Company, its Subsidiaries and Designated Entities;

         4. Neither the Company, any Subsidiary nor Designated Entity are in material violation of any law or governmental regulation or court order or decree.

         WITNESS my hand as of the 8th day of April 1996.


                                    Treasurer

                                    EXHIBIT A

                                 REPLACEMENT NOTE

$__________                                                   __________, 19__


         FOR VALUE RECEIVED, the undersigned, [BORROWER'S NAME], a ___________ corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Lender") on the Stated Maturity Date, the principal sum of ___________________ DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of all Loans (or, if applicable, the Dollar Equivalent thereof) shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of June 16, 1993 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Andrew Corporation (the "Company"), certain Subsidiaries of the Company, including the Borrower, BANK OF AMERICA ILLINOIS, as Agent, and the various financial institutions (including the Agent) as are, or may from time to time become, parties thereto.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

         This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.


         This Note constitutes a renewal and restatement of that certain Note of the Borrower, dated June 16, 1993, payable to the order of the Lender in the original principal amount of $__________, (the "Original Note"). The indebtedness evidenced by the Original Note is continuing indebtedness, and nothing contained herein shall be deemed to constitute a payment, settlement or novation of the Original Note.


         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                                   [BORROWER NAME]


                                                   By
                                                     Title:

                          LOANS AND PRINCIPAL PAYMENTS

                                 Amount of Loan Made
          ---------------------------------------------------------------------
                       Euro-         Euro-                           Interest
          Reference    dollar        currency         Quoted         Period(if
Date        Rate       Rate          Rate             Rate           applicable)
- ----      ---------    -----         --------         ----           -----------





                              Amount of Principal Repaid
          --------------------------------------------------
                       Euro-         Euro-
          Reference    dollar        currency         Quoted
            Rate       Rate          Rate             Rate
          ---------    ----          --------         ----




                              Unpaid Principal Balance
          ---------------------------------------------------

                       Euro-         Euro-
          Reference    dollar        currency         Quoted            Notation
            Rate       Rate          Rate             Rate      Total    made by
          ---------    ----          --------         ----      -----    -------

                                   EXHIBIT A-1

                                      NOTE

$                                             Chicago, Illinois:  April __, 1996
 ----------------                             Due: on Termination Date

         ON THE COMMITMENT TERMINATION DATE, the undersigned, ________________________ (the "Borrower"), for value received, hereby promises to pay to the order of BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (the "Lender"), the unpaid principal amount of all Loans (as hereinafter defined) made by the Lender to the Borrower under the terms of this Note. The aggregate principal amount of all Loans at any one time outstanding hereunder shall at no time exceed
       MILLION AND NO/100 DOLLARS ($ ,000,000.00). The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount of the Loans at the rates and at the times as hereinafter provided. The initial Loan, all subsequent Loans, all payments made on account of principal and the interest rate applicable to each Loan shall be endorsed by the Lender on the schedule attached to this Note or, at the Lender's option, in its records, which schedule or records shall be rebuttable, presumptive evidence of the subject matter thereof.

         The Borrower hereby appoints Andrew Corporation as its agent under and for all purposes of this Note and each other document executed by Borrower pursuant to this Note. The Lender and its agents shall be entitled to rely on all directions of Andrew Corporation in connection with this Note.

         1. Defined Terms. In addition to the terms defined elsewhere in this Note, the following terms shall have the meanings indicated for purposes of this Note (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Alternate Reference Rate" means, on any day and with respect to all Reference Rate Loans, a fluctuating rate per annum (rounded upward to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the higher of (a) the Reference Rate in effect on such day or (b) a rate per annum equal to the Market Federal Funds Rate in effect on such day plus 1/2%. If for any reason the Lender shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Market Federal Funds Rate for any reason (including, without limitation, the inability or failure of the Lender to obtain sufficient bids or publications in accordance with the terms hereof), the Alternate Reference Rate shall be a fluctuating rate per annum equal to the Reference Rate in effect from time to time plus until the circumstances giving rise to such inability no longer exist. For purposes of this Note, each change in the Alternate Reference Rate shall take effect on the effective date of the change in the Alternate Reference Rate. "Market Federal Funds Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, (b) if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it. In the case of a day which is not a Banking Day, the Market Federal Funds Rate for such day shall be the Market Federal Funds Rate for the next preceding Banking Day. For purposes of this Note, each change in the Alternate Reference Rate due to a change in the Market Federal Funds Rate shall take effect on the effective date of such change in the Market Federal Funds Rate. "Reference Rate" means at any time the rate of interest then most recently announced by the Lender in Chicago, Illinois as its reference rate. Each change in the interest rate on any Reference Rate Loan due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate.

                  "Andrew Corporation" means Andrew Corporation, a Delaware corporation and its successors and assigns.

                  "Authorized Officer" means any officer or employee of Andrew Corporation designated by the Borrower from time to time in a written schedule, which schedule shall become effective when received by the Lender.

                  "Banking Day" means any day which is neither a Saturday nor Sunday nor legal holiday on which banks are authorized or required to be closed in Chicago, Illinois and, with respect to Eurodollar Rate Loans, any day on which dealings in Eurodollars may be carried on by the Lender in the interbank eurodollar market.

                  "Commitment" means _____________________________________.

                  "Dollar" and the sign "$" means lawful money of the United States of America.

                  "Eurodollar" means Dollars on deposit in a bank outside the United States of America, its territories and possessions, which are available for transfer to and from the United States of America, its territories and possessions.

                  "Eurodollar Rate Loan" means any Loan made and payable in Dollars bearing interest at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined with reference to the Interbank Rate (Reserve Adjusted).

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Interbank Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                  Interbank Rate            =        Interbank Rate
                  (Reserve Adjusted)                 1-Reserve Percentage

"Interest Period" means with respect to any Eurodollar Rate Loan, the one-month, two-month or three-month period selected by an Authorized Officer pursuant to
Section 2, beginning on (and including) the date on which such Loan is made or continued as, or converted into a Eurodollar Rate Loan pursuant to Section 3 hereof; provided, however, that

                  (a) an Authorized Officer shall not be permitted to select Interest Periods for Eurodollar Rate Loans to be in effect at any one time which will have expiration dates occurring on more than five (5) different dates;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same borrowing shall be of the same duration;

                  (c) if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day, unless such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the Banking Day next preceding such numerically corresponding day; and

                  (d) no Interest Period may end later than date described in clause (a) of the definition of "Commitment Termination Date". "Reserve Percentage" means, relative to any Interest Period for Eurodollar Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve Board, having a term approximately equal or comparable to such Interest Period. For purposes of this definition, any Eurodollar Rate Loans hereunder shall be deemed to be "Eurocurrency Liabilities" as defined in Regulation D.

                  "Interest Payment Date" means (a) with respect to any Eurodollar Rate Loan, the last day of the Interest Period for such Eurodollar Rate Loan and (b) with respect to any Reference Rate Loan, the 25th day of each March, June, September and December.

                  "Loan" means a loan by the Lender to the Borrower under this Note and shall be a Eurodollar Rate Loan or Reference Rate Loan.

                  "Person" means any natural person, corporation, partnership, firm, joint venture, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Reference Rate Loan" means a Loan made and payable in Dollars bearing interest at a fluctuating rate determined by reference to the Alternate Reference Rate.

                  "Commitment Termination Date" means the earlier of (a) March 31, 1997 or (b) the date on which any Commitment Termination Event occurs.

                  "Commitment Termination Event" means:

                  (a) the occurrence of any Event of Default described in clauses (A) through (E) of Section 6(a)(iv) with respect to the Borrower or Andrew Corporation or any condition, occurrence or event described therein shall, after notice or lapse of time or both, constitute an Event of Default under such Section; or

                  (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 6, or (ii) in the absence of such declaration, the giving of notice by Lender, to the Borrower, that the Commitment has been terminated.

         2.       Borrowing Procedures.

         (a) Eurodollar Rate Loans. An Authorized Officer shall give telephonic notice (to be promptly confirmed in writing) to the Lender of each proposed Eurodollar Rate Loan by 11:00 A.M., Chicago time, on a day which is at least two Banking Days prior to the date of such proposed Eurodollar Rate Loan. Each such notice shall specify (i) the borrowing date, which shall be a Banking Day, (ii) the amount of such Loan and (iii) the initial Interest Period for such Loan. Each Eurodollar Rate Loan request shall be in a minimum aggregate amount of $250,000 and an integral multiple of $250,000.

         (b) Reference Rate Loans. An Authorized Officer shall give telephonic notice (to be promptly confirmed in writing) to the Lender, not later than 11:00 A.M., Chicago time, in the case of a same day borrowing, of each Reference Rate Loan. Each such notice shall specify (i) the borrowing date, which shall be a Banking Day, and (ii) the amount of such Loan.

         3. Continuation and/or Conversion of Loan. An Authorized Officer may elect (a) to continue any outstanding Eurodollar Rate Loan from the current Interest Period, or (b) to convert any outstanding Eurodollar Rate Loan into a Reference Rate Loan on the last day of the current Interest Period for such Eurodollar Rate Loan or to convert any outstanding Reference Rate Loan into a Eurodollar Rate Loan by giving at least two Banking Days' prior telephonic notice (promptly confirmed in writing) to the Lender in the case of a continuation or conversion into a Eurodollar Rate Loan and notice on the same day in the case of any other continuation or conversion. Each such notice shall specify (i) the effective date of continuation or conversion and (ii) the Interest Period commencing on such date. Absent notice of continuation or conversion, each Eurodollar Rate Loan shall automatically convert into a Reference Rate Loan on the last date of the current Interest Period for such Eurodollar Rate Loan, unless paid in full on such last day.

         4.       Interest.

         (a) Eurodollar Rate Loans. The unpaid principal amount of each Eurodollar Rate Loan shall bear interest to and including the Commitment Termination Date at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for the applicable Interest Period, plus (i) ____% on the outstanding principal amount of such Loans if all Loans are less than or equal to $___________ and (ii) _____% on the outstanding principal amount of such new Loans over $_________. Accrued interest on each Eurodollar Rate Loan shall be payable on each Interest Payment Date and on the Commitment Termination Date.

         (b) Reference Rate Advances. The unpaid principal amount of each Reference Rate Loan shall bear interest prior to the Commitment Termination Date at a rate per annum equal to the Alternate Reference Rate in effect from time to time plus (i) ____% on the outstanding principal amount of such Loans if all Loans are less than or equal to $___________ and (ii) _____% on the outstanding principal amount of such new Loans over $_________. Accrued interest on each Reference Rate Loan shall be payable on each Interest Payment Date and on the Commitment Termination Date.

         (c) Interest after the Commitment Termination Date. The Borrower shall pay to the Lender interest on any amount of principal of any Loan which is not paid on the Commitment Termination Date, accruing from and including the Commitment Termination Date to, but not including, the date of payment thereof in full at a rate per annum equal to the greater of (i) 2% in excess of the rate applicable to the unpaid principal amount immediately before it becomes due, or
(ii) 10.5% in excess of the Alternate Reference Rate from time to time in effect.

         (d) Method of Calculating Interest. Interest on each Loan shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days.

         (e)      Cost and Reimbursements.

                  (i) Eurodollar Rate Lending Unlawful. If Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of the Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Period with respect thereto or sooner, if required by such law or assertion.

                  (ii) Deposits Unavailable. If the Borrower shall have been notified by the Lender that Lender has determined that

                           (A) Dollar deposits in the relevant amount and for
the relevant Interest Period are not available to Lender in its relevant market; or

                           (B) by reason  of  circumstances  affecting  Lender's
                  relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans, then, upon such notice from the Lender to the Borrower, the obligations of the Lender under Section 2(a) and Section 3 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Borrower shall have been notified by the Lender that the circumstances causing such suspension no longer exist.

                  (iii) Increased Eurodollar Rate Loan Costs, etc. The Borrower agrees to reimburse Lender for any increase in the cost to Lender of, or any reduction in the amount of any sum receivable by Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into Eurodollar Rate Loans. Lender shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  (iv) Increased Capital Costs With Respect to Commitment. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment to make Loans or the Loans made by Lender is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to the Borrower, the Borrower agrees that it shall immediately pay directly to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return at the time suffered or incurred. A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                  (v) Funding Losses. In the event Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

                           (A) any  conversion or repayment or prepayment of the
                  principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

                           (B) any Loans not being made as Eurodollar Rate Loans
                  in accordance with the borrowing request therefor; or

                           (C) any Loans not being  continued  as, or  converted
                  into,   Eurodollar   Rate   Loans  in   accordance   with  the
                  continuation/ conversion notice therefor,

         then, upon the written notice of Lender to the Borrower, the Borrower agrees that it shall, within five days of the Borrower's receipt thereof, pay directly to Lender such amount as will (in the reasonable determination of Lender) reimburse Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  (vi) Taxes.  All  payments by  Borrower of  principal  of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                           (A) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                           (B) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                           (C) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required; provided that, Lender may, in its sole and absolute discretion, and subject to the other requirements of this sentence, return to Borrower an amount equal to the amount paid by Borrower pursuant to clause (a) in respect of amounts paid by Borrower under this Note for the account of Lender.

         Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower agrees that it will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount Lender would have received had not such Taxes been asserted.

         If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender, the required receipts or other required documentary evidence, the Borrower agrees to indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4(e)(vi), a distribution hereunder by the Lender to or for the account of the Lender shall be deemed a payment by the Borrower.

         5.       Payments and Prepayments.

         (a) Place of Payment. All payments hereunder shall be in Dollars and shall be made without set-off or counterclaim and shall be made to the Lender, in immediately available funds prior to 12:30 P.M., Chicago time, on the date due at the Lender's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Lender to the Borrower in writing. Any payments received after such time shall be deemed received on the next Banking Day. Subject to the definition of "Interest Period, " whenever any payment to be made hereunder shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest. The Lender may, but shall not be obligated to, charge any account of Andrew Corporation for the payment when due of all amounts payable by the Borrower hereunder.

         (b) Prepayments. The Borrower may from time to time, upon at least two Banking Days' prior written or telephonic notice from an Authorized Officer received by the Lender, prepay the principal of any Loan in whole or in part in Dollars; provided, however, that any partial prepayment of principal shall be in a minimum amount of $250,000 or an integral multiple thereof, and provided, further that any prepayment of principal shall be subject to the indemnification provisions of Sections 4(e) and 7(b), but shall otherwise be without any premium or penalty. An Authorized Officer shall promptly confirm all telephonic notices of prepayment in writing.

         6.       Events of Default.

         (a) Listing of Events of Default. Each of the following events or \occurrences described in this Section 6(a) shall constitute an "Event of Default":

                  (i) Non-Payment of Obligations. Borrower shall default in the payment or prepayment when due of any principal on any Loan, or Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest or of any other obligation; or

                  (ii) Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other document executed by it or any other writing or certificate furnished by or on behalf of the Borrower to Lender for the purposes of or in connection with this Note or any such other loan document is or shall be incorrect when made or deemed made in any material respect; or

                  (iii) Judgments. Any judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against the Borrower or against any property or assets of the Borrower and either

                           (A) enforcement proceedings shall have been commenced
                  by any creditor upon such judgments or orders; or

                           (B) there shall be any period of 60 consecutive  days
                  during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (iv) Bankruptcy, Insolvency, etc. The Borrower or Andrew Corporation shall

                           (A) become  insolvent  or  generally  fail to pay, or
                  admit in writing its inability or unwillingness to pay, debts as they become due; or

                           (B) apply  for,  consent  to, or  acquiesce  in,  the
                  appointment of a trustee, receiver, sequestrator or other custodian for Borrower or Andrew Corporation or any property thereof, or make a general assignment for the benefit of creditors; or

                           (C) in the  absence of such  application,  consent or
                  acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or Andrew Corporation or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Borrower and Andrew Corporation hereby expressly authorize the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Note and other loan documents; or

                           (D) permit or suffer to exist the commencement of any
                  bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower or Andrew Corporation and, if any such case or proceeding is not commenced by Borrower or Andrew Corporation, such case or proceeding shall be consented to or acquiesced in by Borrower or Andrew Corporation or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Borrower and Andrew Corporation hereby expressly authorize the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Note and loan documents; or

                           (E) take any action  authorizing,  or in  furtherance
of, any of the foregoing.

         (b) Action if Bankruptcy.  If any Event of Default described in clauses
(A) through (E) of Section 6(a)(iv) shall occur with respect to the Borrower or Andrew Corporation, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations shall automatically be and become immediately due and payable, without notice or demand.

         (c) Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (A) through (E) of Section 6(a)(iv) with respect to the Borrower shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender, shall by notice to Borrower declare all or any portion of the outstanding principal amount of the Loans and other obligations to be due and payable, and/or the Commitment (if not theretofore terminated) to be terminated whereupon the full unpaid amount of such Loans and other obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.

         7.       General.

         (a) Credit of Account. The Lender shall credit the proceeds of each Loan to Borrower in accordance with the instruction provided to the Lender by Andrew in writing.

         (b) Authorization and Indemnity. The Borrower hereby authorizes the Lender to rely upon the instructions of any Person identifying himself or herself as an Authorized Officer, and the Borrower shall be bound thereby in the same manner as if such Person were actually an Authorized Officer. Andrew Corporation and the Borrower hereby agree to indemnify the Lender and hold it harmless from any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable fees of attorneys and paralegals for the Lender (who may be employees of the Lender) and other legal expenses) which may arise or be created by the acceptance of instructions for making Loans or disbursing the proceeds thereof, and to pay all legal and other costs and expenses (including, without limitation, reasonable fees of attorneys and paralegals for the Lender (who may be employees of the Lender) and costs of collection) incurred by the Lender in obtaining payment of the amounts payable by the Borrower hereunder.

         (c) Warranties and Representations. The Borrower warrants and represents to the Lender that (i) the execution and delivery of this Note and the performance by the Borrower of its obligations hereunder are within the Borrower's powers and have been duly authorized by all necessary action on the Borrower's part, (ii) this Note is the Borrower's legal, valid and binding obligation, enforceable in accordance with its terms, and (iii) the making and performance of this Note do not and will not contravene or conflict with the Borrower's organizational documents or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality, or any agreement, instrument or indenture by which the Borrower is bound.

         (d) Interpretation of Note. A Section is, unless otherwise stated, a reference to a section hereof. Section captions used in this Note are for convenience only, and shall not affect the construction of this Note. The words "hereof", "herein", "hereunder" and words of similar purport when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note.

         (e) Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or inability, without invalidating the remainder of such provision or the remaining provision of this Note.

         (f) Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws and decisions (as opposed to conflict of law provisions) of the State of Illinois.

         (g) Controlling Document. The Borrower acknowledges and agrees that the original executed English language version of this Note shall control in the event of any conflict between the provisions or language of this Note and any Russian or other language translation of this Note.


                                                     [DESIGNATED JOINT VENTURE]
Address:

2 Ostrovskyi Square                                  By:______________________
St. Petersburg, Russia   191011                      Title:___________________



Accepted and Approved:

ANDREW CORPORATION
By:________________________
Title:_____________________

Schedule attached to Promissory Note dated April __, 1996 of [DESIGNATED JOINT VENTURE] payable to the order of BANK OF AMERICA ILLINOIS.

                         ADVANCES AND PRINCIPAL PAYMENTS


                                             Amount of    Unpaid
        Amount of                            Principal    Principal    Notation
Date    Loan Made    Rate    Maturity Date   Paid         Balance      Made By
- ----    ---------    ----    -------------   ---------    ---------    --------

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Loan on this Schedule shall not, however, limit or otherwise affect the obligations of the Borrower under this Note to repay the principal amount of the Loans together with all interest accruing thereon.

                                   EXHIBIT E-1
                                 Designation Letter
                                                       [Date]


Bank of America Illinois, as Agent
231 South LaSalle Street
Chicago, Illinois 60697

Attention:

Ladies and Gentlemen:

         Reference is hereby made to a Credit Agreement dated as of June 16, 1993 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement") among Andrew Corporation, a Delaware corporation (the "Company"), certain subsidiaries of the Company, certain financial institutions as Lenders and Bank of America Illinois (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Company hereby certifies that ______________, a ___________ _______________ is a Designated Joint Venture of the Company. The Company hereby designates _________________ as a Designated Joint Venture as of the date of this letter and hereby requests that only BAI make Loans to such Designated Joint Venture pursuant to the terms and conditions of the Credit Agreement.

                                           Very truly yours,

                                           ANDREW CORPORATION

                                           By:________________________________

                                           Title:_____________________________
                                                     (Authorized Officer)